Lydall, Inc	Telephone 860-646-1233
One Colonial Road	Facsimile 860-646-4917
Manchester, CT 06042-2378	www.lydall.com

NewsRelease
LYDALL ANNOUNCES FINANCIAL RESULTS
FOR THE FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2019

MANCHESTER, CT - February 25, 2020 - LYDALL, INC. (NYSE: LDL) today announced financial results for the fourth quarter and year ended December 31, 2019.

HIGHLIGHTS - Q4 2019 vs. Q4 2018

GAAP Financials

•	Net sales of $193.3 million, down 7.9%

•	Gross margin of 14.5%, down 540 basis points

•	Operating loss of ($68.5) million compared to operating income of $13.2 million

–	Goodwill and other long-lived asset impairment charges of $64.2 million, or ($3.71) per share

–	CEO transition and employee severance expenses of $4.2 million, or ($0.19) per share

•	Loss per share of ($4.07), compared to earnings per share of $0.42

•	Cash generated from operations of $23.9 million, compared to $30.2 million

Non-GAAP Financial Measures*

•	Organic sales decline of (8.3%)

•	Adjusted gross margin of 15.1%, down 520 basis points

•	Adjusted operating margin down 680 basis points

•	Adjusted loss of ($0.17) per share, compared to adjusted earnings of $0.52 per share

•	Adjusted EBITDA of $12.4 million, compared to $25.4 million

*Reconciliations of the Non-GAAP financial measures to Lydall’s GAAP financial results are included at the end of this release. See also “Use of Non-GAAP Financial Measures” below.

Randall B. Gonzales, Executive Vice President and Chief Financial Officer, stated, "Fourth quarter results were disappointing, and included non-cash impairment charges of $64.2 million principally due to the under-performance of the Interface business in our Performance Materials segment.

"Organic sales declined 8.3% on further weakening of demand for fiber based gasket solutions in the Interface business, lower demand for industrial filtration products in China and Europe, and lower domestic automotive volumes attributable to the General Motors strike.

"Adjusted EBITDA was negatively impacted by manufacturing inefficiencies in the Thermal Acoustical Solutions segment and unfavorable mix and lower cost absorption in the Performance Materials segment. Despite lower sales volumes, the Technical Nonwovens segment reported improved adjusted EBITDA margin in the quarter compared to the fourth quarter of 2018.

"Overall, we were pleased with our cash flow from operations of $87 million in 2019, enabling us to pay down $52 million of debt."

Q4 2019 Results

Net sales decreased by $16.7 million, or 7.9%, to $193.3 million, compared to $209.9 million in the fourth quarter of 2018 primarily from lower sales in the Performance Materials ("PM") and the Technical Nonwovens ("TNW") business segments. On an organic basis, PM segment's net sales declined by 15.1% primarily from lower sealing and advanced solutions product sales. Weak demand for industrial filtration products in China and Europe, as well as lower sales of automotive rolled goods to the Thermal Acoustical Solutions ("TAS") segment, contributed to organic sales compression of 8.4% in the TNW business segment. Organic sales decline was 3.1% in the TAS segment predominantly due to the General Motors strike in October that negatively impacted net sales by approximately $3.2 million in the quarter.

Gross margin was 14.5%, compared to 19.9% in the fourth quarter of 2018, and on an adjusted basis, declined 520 basis points driven primarily by declines in the TAS and PM segments with relatively flat TNW gross margin. The TAS segment gross margin decline was due to manufacturing inefficiencies which drove increased labor, outsourcing and logistics costs at the Company's North American and European automotive facilities, as well as the unfavorable mix of lower acoustical parts sales. Lower gross margin from the PM segment was primarily driven by unfavorable product mix, increased overhead costs and unfavorable cost absorption on lower production.

Operating loss was ($68.5) million, compared to operating income of $13.2 in the fourth quarter of 2018. During the fourth quarter, the Company recorded non-cash impairment charges of $64.2 million, principally from goodwill impairment as the PM segment's book value exceeded its fair value. On an adjusted basis, operating income was $0.3 million compared to $14.7 million in the fourth quarter of 2018, and was lower due to reduced gross profit and incremental intangible assets amortization of $1.4 million. Adjusted EBITDA margin was 6.4%, compared to 12.1% in the fourth quarter of 2018.

Net loss was ($70.5) million, or ($4.07) per diluted share, compared to net income of $7.2 million, or $0.42 per diluted share in the fourth quarter of 2018. Adjusted loss per share were ($0.17) compared to adjusted earnings per share of $0.52 in the fourth quarter of 2018.

Full Year 2019 Results

The Company reported net sales of $837.4 million in 2019 compared to $785.9 million in 2018. Organic sales declined 1.6%, with reductions in the PM and TNW segments and modest growth in the TAS segment. Gross margin was 18.1% in 2019 compared to 19.4% in 2018. The impairment charges of $64.2 million led to an operating loss of ($38.8) million in 2019 compared to operating income of $49.2 million in 2018. Adjusted operating margin was 3.8% in 2019 compared to 7.3% in 2018. Diluted loss per share in 2019 was ($4.08), and included $3.72 per share for the impairment charges and $0.86 per share for the pension settlement expenses, compared to diluted earnings of $2.02 per share in 2018. Adjusted earnings per share were $0.72 in 2019 compared to $2.43 in 2018. Adjusted EBITDA was $80.4 million in 2019 compared to $90.2 million in 2018.

Cash provided by operating activities was $86.9 million in 2019 compared to $44.7 million in 2018. During 2019, the Company paid down $52.2 million in debt.

Liquidity

Cash was $51.3 million at December 30, 2019, compared to $49.2 million at December 31, 2018. Net cash provided by operations was $23.9 million in the fourth quarter of 2019 compared to $30.2 million in the fourth quarter of 2018, and $86.9 million in 2019 compared to $44.7 million in 2018. In the fourth quarter of 2019, cash from operations was positively impacted by the factoring of select trade accounts receivable to a banking institution of approximately $15 million that would have normally been collected from customers in 2020. There was approximately $122 million of availability under the Company's credit facility at December 31, 2019.

Mr. Gonzales, concluded, "We completed a reduction-in-force program in the fourth quarter of 2019 that is expected to deliver approximately $4.5 million in savings in 2020. The Company remains focused on cash flow generation through corporate treasury activities and working capital optimization in our segments. We are now benefiting from a cross-currency swap to take advantage of interest rate differentials between the U.S. Dollar and Euro, which is expected to save the Company $1.3 million in interest expense in 2020."

2020 Outlook

Sara A. Greenstein, President and Chief Executive Officer, stated, "Early in my tenure, I have visited our major operations and am encouraged by the strong relationships with our customers, the quality of products we manufacture and the passion of our global workforce.

"While we have seen some recent stabilization in the end markets for Interface sealing products, weaker demand in European industrial markets is impacting all of our segments. In China, we are closely monitoring the impact of the coronavirus on the Company's businesses. We expect our first quarter and full year results will be negatively impacted, but are uncertain with regards to the severity and duration of the impact. Despite these headwinds, we expect first quarter 2020 adjusted EBITDA will improve sequentially from fourth quarter 2019 adjusted EBITDA results.

"We have started a strategic review, which we expect to conclude by the end of the second quarter of 2020, to evaluate our portfolio and end markets. The objective is to prioritize strategic actions that optimize capital allocation and drive long-term shareholder value. As part of the process, we are identifying specific near-term opportunities for improvement in commercial performance, cost structure and working capital."

Conference Call

Lydall will host a conference call on February 26, 2020, at 10:00 a.m. Eastern Time to discuss results for its fourth quarter and year ended December 31, 2019 as well as general matters related to its businesses and markets. The call may be accessed at (888) 338-7142, from within the U.S., or (412) 902-4181, internationally. In addition, the audio of the call will be webcast live and will be available for replay on the Company's website at www.lydall.com in the Investor Relations' Section. A recording of the call will be available from 12:00 p.m. Eastern Time on February 26, 2020 through 11:59 p.m. Eastern Time on March 4, 2020 at (877) 344-7529, from within the U.S., or (412) 317-0088, internationally, pass code 10139279. Additional information, including a presentation outlining key financial data supporting the conference call, can be found on the Company’s website www.lydall.com under the Investors Relations’ section.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures, including organic sales, adjusted gross profit, adjusted gross margin, adjusted operating income, adjusted operating margin, adjusted earnings per share, consolidated and segment EBITDA and adjusted EBITDA. The attached financial tables address the non-GAAP measures used in this press release and reconcile non-GAAP measures to the most directly comparable GAAP measures. The Company believes that the use of non-GAAP measures helps investors gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the Company's performance, especially when comparing such results to previous periods or forecasts. Adjusted segment EBITDA is used as a basis to internally evaluate the financial performance of the Company's segments because the Company believes it reflects current core operating performance and provides an indicator of the segment's ability to generate cash. Non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the corresponding GAAP measures, and may not be comparable to similarly titled measures reported by other companies.

Cautionary Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact, including statements about the outlook for 2020, expected savings from a reduction-in-force program, the expected impact of the coronavirus on the Company's businesses, and optimizing profit and cash flow generation may be deemed to be forward-looking statements. All such forward-looking statements are intended to provide management’s current expectations for the future operating and financial performance of the Company based on current expectations and assumptions relating to the Company’s business, the economy and other future conditions. Forward-looking statements generally can be identified through the use of words such as “believes,” “anticipates,” “may,” “should,” “will,” “plans,” “projects,” “expects,” “expectations,” “estimates,” “forecasts,” “predicts,” “targets,” “prospects,” “strategy,” “signs,” and other words of similar meaning in connection with the discussion of future operating or financial performance. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict. Such risks and uncertainties which include, among others, worldwide economic or political changes that affect the markets that the Company’s businesses serve which could have an effect on demand for the Company’s products and impact the Company’s profitability, challenges encountered by the Company in the execution of restructuring programs, challenges in integrating acquired companies, disruptions in the global credit and financial markets, including diminished liquidity and credit availability, changes in international trade agreements, including tariffs and trade restrictions, disruptions in the Company's businesses from the coronavirus, foreign currency volatility, swings in consumer confidence and spending, unstable economic growth, raw material pricing and supply issues, fluctuations in unemployment rates, retention of key employees and the successful execution of the CEO transition, increases in fuel prices, and outcomes of legal proceedings, claims and investigations. Accordingly, the Company’s actual results may differ materially from those contemplated by these forward-looking statements. Investors, therefore, are cautioned against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in Lydall’s filings with the Securities and Exchange Commission, including the risks and uncertainties identified in Part I, Item 1A - Risk Factors of Lydall’s Annual Report on Form 10-K for the year ended December 31, 2019.

These forward-looking statements speak only as of the date of this press release, and Lydall does not assume any obligation to update or revise any forward-looking statement made in this press release or that may from time to time be made by or on behalf of the Company.

Lydall, Inc. is a New York Stock Exchange listed company, headquartered in Manchester, Connecticut with global manufacturing operations producing specialty engineered products for the thermal/acoustical and filtration/separation markets. For more information, visit http://www.lydall.com. is a registered trademark of Lydall, Inc. in the U.S. and other countries.

For further information:
Brendan Moynihan
Vice President, Financial Planning and Investor Relations
Telephone 860-646-1233
Facsimile 860-646-4917
info@lydall.com
www.lydall.com
-More-

Summary of Operations
In thousands except per share data
(Unaudited)
	Quarters Ended		Years Ended
	December 31,		December 31,
	2019	2018	2019	2018

Net sales	$193,288	$209,938	$837,398	$785,897
Cost of sales	165,185	168,066	685,608	633,252
Gross profit	28,103	41,872	151,790	152,645

Selling, product development and administrative expenses	32,398	28,702	126,409	103,457
Impairment of goodwill and other long-lived assets	64,206	—	64,206	—
Operating (loss) income	(68,501)	13,170	(38,825)	49,188

Employee benefit plans settlement (income) expense	(454)	—	25,247	—
Interest expense	3,237	3,595	14,262	6,212
Other expense (income), net	102	(196)	(1,257)	(289)
(Loss) income before income taxes	(71,386)	9,771	(77,077)	43,265

Income tax (benefit) expense	(897)	2,599	(6,416)	8,453
Income from equity method investment	(28)	(12)	(148)	(132)
Net (loss) income	$(70,461)	$7,184	$(70,513)	$34,944

(Loss) earnings per share:
Basic	$(4.07)	$0.42	$(4.08)	$2.03
Diluted	$(4.07)	$0.42	$(4.08)	$2.02

Weighted average number of common shares outstanding	17,293	17,239	17,271	17,204
Weighted average number of common shares and equivalents outstanding	17,293	17,302	17,271	17,330

Summary of Segment Information
and Corporate Office Expenses
In thousands
(Unaudited)
	Quarters Ended		Years Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net Sales

Performance Materials Segment (1)	$55,798	$65,570	$245,480	$169,217
Technical Nonwovens Segment (2),(3)	56,750	64,747	255,346	277,071
Thermal Acoustical Solutions	86,066	85,610	361,577	365,427
Eliminations and Other (3)	(5,326)	(5,989)	(25,005)	(25,818)
Consolidated Net Sales	$193,288	$209,938	$837,398	$785,897

Operating Income

Performance Materials Segment (1)	$(65,278)	$5,096	$(59,804)	$13,139
Technical Nonwovens Segment (2),(3)	3,152	3,928	22,895	21,323
Thermal Acoustical Solutions	1,720	8,728	23,590	38,085
Corporate Office Expenses	(8,095)	(4,582)	(25,506)	(23,359)
Consolidated Operating (Loss) Income	$(68,501)	$13,170	$(38,825)	$49,188

(1) The Performance Materials segment reports the results of Interface and PCC for the periods following the date of acquisitions of August 31, 2018 and July 12, 2018, respectively, and included $1.5 million and $12.7 million of incremental intangible assets amortization for the quarter and year ended December 31, 2019, respectively.

(2) The Technical Nonwovens segment reports the results of Geosol through the date of disposition of May 9, 2019.

(3) Included in the Technical Nonwovens segment and Eliminations and Other is $4.4 million and $5.1 million in intercompany sales to the Thermal Acoustical Solutions segment for the quarters ended December 31, 2019 and 2018, respectively, and $21.0 million and $22.2 million for the years ended December 31, 2019 and 2018, respectively.

Financial Position
In thousands except ratio data
(Unaudited)
	December 31, 2019	December 31, 2018

Cash and cash equivalents	$51,331	$49,237
Working capital	$153,739	$195,732
Total debt	$272,641	$324,813
Stockholders' equity	$318,420	$369,275
Total capitalization	$591,061	$694,088
Total debt to total capitalization	46.1%	46.8%

Cash Flows
In thousands	Quarters Ended		Years Ended
(Unaudited)	December 31,		December 31,
	2019	2018	2019	2018

Net cash provided by operating activities	$23,898	$30,241	$86,862	$44,739
Net cash used for investing activities	$(8,613)	$(11,184)	$(32,385)	$(300,965)
Net cash (used for) provided by financing activities	$(13,697)	$(13,082)	$(51,927)	$247,476
Depreciation and amortization	$12,318	$10,720	$49,000	$33,162
Capital expenditures	$(8,614)	$(11,200)	$(35,850)	$(31,291)

Common Stock Data
	Quarters Ended December 31,
	2019	2018

High	$25.84	$44.03
Low	$17.93	$18.47
Close	$20.52	$20.31

During the fourth quarter of 2019, 9,283,443 shares of Lydall common stock (LDL) were traded on the New York Stock Exchange.

Non-GAAP Measures
In thousands except ratio and per share data
(Unaudited)

The following tables address the non-GAAP measures used in this press release and reconcile the non-GAAP measures to the most directly comparable GAAP measures:

	Quarters Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018

Net sales	$193,288	$209,938	$837,398	$785,897
Net sales, adjusted	$193,288	$209,938	$837,398	$785,897

Gross profit, as reported	$28,103	$41,872	$151,790	$152,645
TNW restructuring expenses	150	169	630	1,894
Inventory step-up purchase accounting adjustments	—	585	—	1,975
Reduction-in-force severance expenses	$987	$—	$987	$—
Gross profit, adjusted	$29,240	$42,626	$153,407	$156,514

Gross margin, as reported	14.5%	19.9%	18.1%	19.4%
Gross margin, adjusted	15.1%	20.3%	18.3%	19.9%

Operating (loss) income, as reported	$(68,501)	$13,170	$(38,825)	$49,188
Strategic initiatives expenses	210	594	1,456	3,631
TNW restructuring expenses	177	358	767	2,296
Inventory step-up purchase accounting adjustments	—	585	—	1,975
Impairment of long-lived assets	64,206	—	64,206	—
CEO transition expenses	2,259	—	2,259	—
Reduction-in-force severance expenses	1,943	—	1,943	—
Operating income, adjusted	$294	$14,707	$31,806	$57,090

Operating margin, as reported	(35.4)%	6.3%	(4.6)%	6.3%
Operating margin, adjusted	0.2%	7.0%	3.8%	7.3%

(Loss) earnings per share, as reported	$(4.07)	$0.42	$(4.08)	$2.02
Strategic initiatives expenses	$0.01	$0.03	$0.09	$0.21
TNW restructuring expenses	$0.01	$0.02	$0.04	$0.13
Inventory step-up purchase accounting adjustments	$—	$0.03	$—	$0.11
Impairment of long-lived assets	$3.71	$—	$3.71	$—
CEO transition expenses	$0.13	$—	$0.13	$—
Reduction-in-force severance expenses	$0.11	$—	$0.11	$—
Employee benefit plans settlement expenses	$(0.03)	$—	$1.46	$—
Gain on sale from a divestiture	$—	$—	$(0.08)	$—
Tax effect of above adjustments	$(0.04)	$—	$(0.66)	$(0.06)
Discrete tax adjustments	$—	$0.02	$—	$0.02
Diluted (loss) earnings per share, adjusted	$(0.17)	$0.52	$0.72	$2.43

This press release reports adjusted results for the quarters and years ended December 31, 2019 and 2018, which excludes strategic initiatives expenses, restructuring expenses in the Technical Nonwovens segment, purchase accounting adjustments related to inventory step-up in the Performance Materials segment, impairment charges in the Performance Materials segment, corporate office CEO transition expenses, reduction-in-force severance expenses, employee benefit plans settlement expenses (income), gain on sale from a divestiture and discrete tax adjustments.

CONSOLIDATED AND SEGMENT EBITDA/ADJUSTED EBITDA
In thousands except ratio data
(Unaudited)

The following tables report consolidated and segment earnings before interest, taxes, depreciation and amortization ("EBITDA") and adjusted EBITDA for the quarters and years ended December 31, 2019 and 2018. The Company uses segment operating income (loss) for the purpose of calculating segment EBITDA and adjusted EBITDA. Adjusted EBITDA excludes strategic initiatives expenses, restructuring expenses, non-cash impairment charges, purchase accounting adjustments related to inventory step-up, CEO transition expenses, reduction-in-force severance expenses, employee benefit plans settlement expenses (income) and gain on sale from a divestiture.

	For the Quarter Ended December 31, 2019
	Segments
	Performance Materials	Technical Nonwovens	Thermal Acoustical Solutions	Total	Corporate Office	Consolidated Lydall

Net loss						$(70,461)
Employee benefits plans settlement income						(454)
Interest expense						3,237
Income tax benefit						(897)
Other expense, net						102
Income from equity method investment						(28)
Operating (loss) income	$(65,278)	$3,152	$1,720	$(60,406)	$(8,095)	$(68,501)
Depreciation and amortization	6,329	3,176	2,552	12,057	148	12,205
Employee benefits plans settlement income	—	—	—	—	(454)	(454)
Other expense, net	—	—	—	—	102	102
Income from equity method investment	—	(28)	—	(28)	—	(28)
EBITDA	$(58,949)	$6,356	$4,272	$(48,321)	$(7,595)	$(55,916)
% of net sales	(105.6)%	11.2%	5.0%	(24.3)%		(28.9)%

Strategic initiatives expenses	$—	$—	$—	$—	$210	$210
TNW restructuring expenses	$—	$177	$—	$177	$—	$177
Impairment of long-lived assets	64,206	—	—	64,206	—	64,206
CEO transition expenses	—	—	—	—	2,259	2,259
Reduction-in-force severance expenses	295	253	1,386	1,934	9	1,943
Employee benefit plans settlement income	—	—	—	—	(454)	(454)
EBITDA, adjusted	$5,552	$6,786	$5,658	$17,996	$(5,571)	$12,425
% of net sales	10.0%	12.0%	6.6%	9.1%		6.4%

	For the Quarter Ended December 31, 2018
	Segments
	Performance Materials	Technical Nonwovens	Thermal Acoustical Solutions	Total	Corporate Office	Consolidated Lydall

Net income						$7,184
Interest expense						3,595
Income tax expense						2,599
Other income, net						(196)
Income from equity method investment						(12)
Operating income (loss)	$5,096	$3,928	$8,728	$17,752	$(4,582)	$13,170
Depreciation and amortization	4,634	3,309	2,369	10,312	175	10,487
Other income, net	—	—	—	—	(196)	(196)
Income from equity method investment	—	(12)	—	(12)	—	(12)
EBITDA	$9,730	$7,249	$11,097	$28,076	$(4,211)	$23,865
% of net sales	14.8%	11.2%	13.0%	13.0%		11.4%

Strategic initiatives expenses	$—	$—	$—	$—	$594	$594
TNW restructuring expenses	—	358	—	358	—	358
Inventory step-up purchase accounting adjustments	585	—	—	585	—	585
EBITDA, adjusted	$10,315	$7,607	$11,097	$29,019	$(3,617)	$25,402
% of net sales	15.7%	11.7%	13.0%	13.4%		12.1%

	For the Year Ended December 31, 2019
	Segments
	Performance Materials	Technical Nonwovens	Thermal Acoustical Solutions	Total	Corporate Office	Consolidated Lydall

Net loss						$(70,513)
Employee benefit plans settlement expenses						25,247
Interest expense						14,262
Income tax benefit						(6,416)
Other income, net						(1,257)
Income from equity method investment						(148)
Operating income (loss)	$(59,804)	$22,895	$23,590	$(13,319)	$(25,506)	$(38,825)
Depreciation and amortization	25,118	12,702	10,168	47,988	635	48,623
Employee benefit plans settlement expenses	—	—	—	—	25,247	25,247
Other income, net	—	—	—	—	(1,257)	(1,257)
Income from equity method investment	—	(148)	—	(148)	—	(148)
EBITDA	$(34,686)	$35,745	$33,758	$34,817	$(48,861)	$(14,044)
% of net sales	(14.1)%	14.0%	9.3%	4.0%		(1.7)%

Strategic initiatives expenses	$—	$—	$—	$—	$1,456	$1,456
TNW restructuring expenses	—	767	—	767	—	767
Impairment of long-lived assets	64,206	—	—	64,206	—	64,206
CEO transition expenses	—	—	—	—	2,259	2,259
Reduction-in-force severance expenses	295	253	1,386	1,934	9	1,943
Employee benefit plans settlement expenses	—	—	—	—	25,247	25,247
Gain on sale from a divestiture	—	—	—	—	(1,459)	(1,459)
EBITDA, adjusted	$29,815	$36,765	$35,144	$101,724	$(21,349)	$80,375
% of net sales	12.1%	14.4%	9.7%	11.8%		9.6%

	For the Year Ended December 31, 2018
	Segments
	Performance Materials	Technical Nonwovens	Thermal Acoustical Solutions	Total	Corporate Office	Consolidated Lydall

Net income						$34,944
Interest expense						6,212
Income tax expense						8,453
Other income, net						(289)
Income from equity method investment						(132)
Operating income (loss)	$13,139	$21,323	$38,085	$72,547	$(23,359)	$49,188
Depreciation and amortization	9,006	13,877	9,190	32,073	658	32,731
Other income, net	—	—	—	—	(289)	(289)
Income from equity method investment	—	(132)	—	(132)	—	(132)
EBITDA	$22,145	$35,332	$47,275	$104,752	$(22,412)	$82,340
% of net sales	13.1%	12.8%	12.9%	12.9%		10.5%

Strategic initiatives expenses	$233	$—	$—	$233	$3,398	$3,631
TNW restructuring expenses	—	2,296	—	2,296	—	2,296
Inventory step-up purchase accounting adjustments	1,975	—	—	1,975	—	1,975
EBITDA, adjusted	$24,353	$37,628	$47,275	$109,256	$(19,014)	$90,242
% of net sales	14.4%	13.6%	12.9%	13.5%		11.5%

Organic Sales
(Unaudited)

	Quarter Ended December 31, 2019
	Performance Materials	Technical Nonwovens	Thermal Acoustical Solutions	Consolidated
Sales growth, as reported	(14.9)%	(12.4)%	0.5%	(7.9)%
Acquisitions and divestitures	0.8%	(3.3)%	—%	(0.7)%
Change in tooling sales	—%	—%	4.7%	1.9%
Foreign currency translation	(0.6)%	(0.7)%	(1.1)%	(0.8)%
Organic sales growth	(15.1)%	(8.4)%	(3.1)%	(8.3)%

	Year Ended December 31, 2019
	Performance Materials	Technical Nonwovens	Thermal Acoustical Solutions	Consolidated
Sales growth, as reported	45.1%	(7.8)%	(1.1)%	6.6%
Acquisitions and divestitures	52.3%	(2.5)%	—%	10.4%
Change in tooling sales	0.1%	—%	(0.4)%	(0.1)%
Foreign currency translation	(1.5)%	(2.6)%	(1.8)%	(2.1)%
Organic sales growth	(5.8)%	(2.7)%	1.1%	(1.6)%

This press release provides information regarding organic sales change, defined as net sales change excluding (1) sales from acquired and divested businesses (2) the impact of foreign currency translation and (3) tooling sales. Management believes that the presentation of organic sales change is useful to investors because it enables them to assess, on a consistent basis, sales trends related to the Company selling products to customers, without the impact of foreign currency rate changes that are not under management's control and do not reflect the performance of the Company and management. Tooling sales are excluded because tooling revenue is not generated from selling the Company's products to customers, but rather is reimbursement from our customers for the design and production of tools used by the Company in our manufacturing processes. Tooling sales can be sporadic and may mask underlying business conditions and obscure business trends.